SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2026 (August 7, 2026)

LCNB CORP.
(Exact name of Registrant as specified in its Charter)

Ohio	001-35292	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 932-1414

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	LCNB	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2026, LCNB Corp. (the “Company”) entered into Subordinated Note Purchase Agreements (collectively, the “Subordinated Note Purchase Agreements”) with certain qualified institutional buyers and accredited investors (collectively, the “Subordinated Note Purchasers”) pursuant to which the Company issued and sold $25,000,000 in aggregate principal amount of its 6.50% Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Subordinated Notes”). The Subordinated Note Purchase Agreements include customary representations, warranties, and covenants. The representations, warranties, and covenants contained in the Subordinated Note Purchase Agreements were made only for purposes of the Subordinated Note Purchase Agreements, and as of specific dates, were solely for the benefit of the respective parties to the Subordinated Note Purchase Agreements, and are not representations of factual information to investors about the Company or its subsidiaries.

The Subordinated Notes were offered and sold by the Company to the Subordinated Note Purchasers in a private placement transaction in reliance on the Section 4(a)(2) exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Rule 506(b) of Regulation D promulgated under the Securities Act. The Company intends to use the proceeds from the sale of Subordinated Notes for general corporate purposes, including the refinancing of senior indebtedness and to support the future growth of the Company.

The Subordinated Notes mature on August 15, 2036 (the “Maturity Date”), initially bear interest at a fixed annual rate of 6.50%, payable semi-annually in arrears on August 15 and February 15 of each year beginning February 15, 2027. From and including August 15, 2031 to but excluding the Maturity Date or early redemption date, the interest rate will reset quarterly to an interest rate per annum equal to the then-current three-month Secured Overnight Financing Rate plus 234 basis points, payable quarterly in arrears. The Company is entitled to redeem the Subordinated Notes, in whole or in part, any time after August 15, 2031, except the Company may redeem the Subordinated Notes in whole at any time upon the occurrence of certain other events as described in the Subordinated Notes. Any redemption of the Subordinated Notes will be subject to prior regulatory approval to the extent required.

The Subordinated Notes are not subject to redemption at the option of the holders. The Subordinated Notes are unsecured, subordinated obligations of the Company only and are not obligations of, and are not guaranteed by, any subsidiary of the Company. The Subordinated Notes rank junior in right to payment to the Company’s current and future senior indebtedness. The Subordinated Notes are intended to qualify as Tier 2 capital for regulatory capital purposes.

The form of Subordinated Note Purchase Agreement and the form of Subordinated Note are attached as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Subordinated Note Purchase Agreements and the Subordinated Notes are not complete and are qualified in their entirety by reference to the complete text of the relevant exhibits to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth and incorporated by reference in Item 1.01 of this Current Report on Form 8-K and the full text of the form of Subordinated Note, which is attached hereto as Exhibit 4.1, are incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On August 7, 2026, the Company issued a press release announcing the completion of the offering of the Subordinated Notes a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
4.1	Form of Subordinated Note
10.1	Form of Subordinated Note Purchase Agreement
99.1	Press Release, dated August 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: August 7, 2026	By: /s/ Andrew Wallace
Andrew Wallace Executive Vice President and Chief Financial Officer